U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

AMENDMENT NO. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56277

Catapult Solutions, Inc.

(Name of Small Business Issuer in its charter)

Nevada	I.R.S. Employer Identification Number
(State or other jurisdiction of	00-0000000
incorporation or formation)

c/o Jeffrey DeNunzio
780 Reservoir Avenue, #123
Cranston, RI 02910	02910
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (401)-440-9533

Fax number: (401)-633-7300

Email: jeff@vfinancialgroup.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so
Title of each class	registered each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated ﬁler, an accelerated ﬁler, a non-accelerated ﬁler, smaller reporting company, or an emerging growth company. See the deﬁnitions of “large accelerated ﬁler,” “accelerated ﬁler,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated ﬁler ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

(a) Business Development

Catapult Solutions, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated in the State of Nevada on February 26, 2021. On the same date, Jeffrey DeNunzio was appointed the sole Officer and Director of the Company.

The Company was created for the sole purpose of participating in a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were Ambient Water Corporation (“AWGI” or “Predecessor”), Catapult Solutions, Inc. (“Successor”), and Catapult Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the anticipated Reorganization.

Catapult Solutions, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Catapult Solutions, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Catapult Solutions, Inc. became a wholly owned direct subsidiary of Ambient Water Corporation and Merger Sub became a wholly owned and direct subsidiary of Catapult Solutions, Inc.

Pursuant to the above, on April 23, 2021, Ambient Water Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on April 28, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Catapult Solutions, Inc.’s (“Successors”) common stock.

Catapult Solutions, Inc., as successor issuer to Ambient Water Corporation, continued to trade in the OTC MarketPlace under the previous ticker symbol “AWGI” until the new ticker symbol “CPSL” for the Company was released into the OTC MarketPlace on April 30, 2021. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 14903C102.

Concurrently, with the reorganization mentioned above, the Company cancelled all of its stock held in Ambient Water Corporation resulting in Catapult Solutions, Inc. becoming a stand-alone company.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “CPSL”.

The Company believes that the Reorganization, deemed effective on April 28, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.

On April 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock held in Ambient Water Corporation resulting in Ambient Water Corporation as a stand alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with Ambient Water Corporation after the subsequent restructuring. Jeffrey DeNunzio, the Director of Ambient Water Corporation, did not discover any assets of Ambient Water Corporation from the time he was appointed Director until the completion of the Holding Company Reorganization and subsequent separation of Ambient Water Corporation as a stand-alone company.

Given that the former business plan and objectives of Ambient Water Corporation and the present day business plan and objectives of Catapult Solutions, Inc. substantially differ from one another, we conducted the corporate separation with Ambient Water Corporation on the same day that the company, Catapult Solutions, Inc., adopted its present day blank check business plan in order to avoid any shareholder confusion. The former business plan of Ambient Water Corporation (the design and sale of Atmospheric Water Generation products) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Catapult Solutions, Inc., and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. It is our belief that Ambient Water Corporation was a shell company at the time of the Reorganization.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of Ambient Water Corporation are now the shareholders of Catapult Solutions, Inc. and have the opportunity to benefit in the event of a business combination with another company.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of the date of this report, the Company had not yet commenced any such operations.

Currently, CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody, is our controlling shareholder, owning 10,000 shares of Series Z preferred stock. Series Z Preferred Stock has no conversion rights to any other class, and every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock.

We use the home office space of our director at no cost.

The Company has been engaged in organizational efforts and obtaining initial financing. The Company seeks to serve as a vehicle to pursue a business combination and has made no efforts thus far to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity.

The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company current business plan is to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base, especially if the operating company has not invested in filing software to streamline the process, which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

We anticipate that our controlling shareholder will receive cash for the sale of its shares plus a minority equity stake in the post-merger company. We anticipate the Company will get a new director, new business plan of an operating company and fresh capital to pay expenses. A business combination would help us grow and cease to be a shell company.

The analysis of new business opportunities will be undertaken by or under the supervision of Jeffrey DeNunzio, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Catapult Solutions, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Catapult Solutions, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Catapult Solutions, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Catapult Solutions, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Security holders who received securities from us when we became a shell company are considered underwriters in connection with any resale of those securities until one year from the date Form 10 information has publicly filed, as specified in Rule 144(i). Shares of our common stock which are not registered with the Securities and Exchange Commission, but are currently held by shareholders, cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company,” provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, Jeffrey DeNunzio. Our sole officer and director has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval. Under Nevada law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $10,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. Jeffrey DeNunzio. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by or under the supervision of Jeffrey DeNunzio, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. DeNunzio and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. DeNunzio will be able to identify a business combination target that is suitable for the Company. Jeffrey DeNunzio, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto..

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The risks we may face if the target business we may intend to merger with is financially unstable include but are not limited to difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We the registrant will not pay a cash finder’s fee for the consummation of any business acquisition the Company makes pursuant to its current business plan. Additionally, at this time we do not plan to issue securities as a finder’s fee.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

At this time, we are entirely reliant upon cash contributions made by our sole officer and director to pay for any and all expenses.

During the next 12 months we anticipate incurring costs related to:

(i) filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000;

(ii) costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Jeffrey DeNunzio, our sole officer, and director and or potentially investors. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our officer and director, Mr. Jeffrey DeNunzio, or investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. If Mr. DeNunzio, or investors, do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10 registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of March 31, 2021 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of March 31, 2021.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. Until we pursue a viable business opportunity and recognize income, we will not seek office space. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class	Amount and Nature of Beneficial Ownership (Preferred Shares)	Percentage of Class	Total Voting Percentage

Officers and Directors
Jeffrey DeNunzio (1) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%	10,000	100%	81.20%
5% or Greater Shareholders
CRS Consulting, LLC (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%	10,000	100%	81.20%
_________________________________________
(1) Jeffrey DeNunzio serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company.
(2) CRS Consulting, LLC is controlled by Jeffrey DeNunzio, Thomas DeNunzio, and Paul Moody. The Preferred Shares owned by CRS Consulting, LLC are Series Z Preferred Shares have voting rights equal to 1,000,000 votes of Common Stock.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Jeffrey DeNunzio	30	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, and Director

Jeffrey DeNunzio, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Jeffrey DeNunzio, age 30, acts as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, and Director of the Company. Mr. DeNunzio attended Roger Williams University and graduated in 2012 with a double major in Legal Studies and Psychology. Jeffrey DeNunzio served as Chief Executive Officer, Chief Financial Officer, President and Director of NL One Corp., a patent development company, from April 29, 2014 to May 16, 2016. He also served as Chief Financial Officer, and Director of Sigmata Electronics, Inc. an electronics company, from January 28, 2016 through December 11, 2019. From 2012 to Present, Mr. DeNunzio has served as President of V Financial Group, where he assists issuers with edgarization services and various related consulting services. From December 1, 2020 to present, Mr. DeNunzio has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Fast Track Solutions, Inc.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Additional Information

Jeffrey DeNunzio, our sole officer and director, is not currently an officer or director of any other blank check shell company, with the exception of Fast Track Solutions, Inc.

The business purpose of this blank check company as well as the previous blank check companies that Mr. DeNunzio was involved with, were to engage in a business merger or acquisition with an unidentified company or companies.

The information in the table below summarizes all of the blank check shell companies, which filed a registration statement on Form 10-12G, with which Mr. Jeffrey DeNunzio has been affiliated with within the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Kaival Brands Innovations Group, Inc., FKA “Quick Start Holdings, Inc.,” a Delaware Company	Indirect Majority Shareholder via Flint Consulting Services, LLC	1/10/2019	Share Exchange Agreement between GMRZ Holdings LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company	2/20/2019	$325,000

Blubuzzard, Inc. FKA “Fast Lane Holdings, Inc.”	Indirect Majority Shareholder via Flint Consulting Services, LLC	1/25/2019	Share Exchange Agreement between Giant Consulting Services, LLC, a Nevada limited liability company, and Lykato Group, LLC, a Florida limited liability company	10/21/2019	$325,000

Next Meats Holdings, Inc., FKA Turnkey Solutions, Inc.	Indirect Majority Shareholder via Flint Consulting Services, LLC	5/08/2020	Share Exchange Agreement between Flint Consulting Services, LLC, a Wyoming limited liability company, and Next Meats Co., Ltd, a Japan company	11/18/2020	$325,000

Business Solutions Plus, Inc.	Indirect Majority Shareholder via Flint Consulting Services, LLC	12/28/2020	None	N/A	N/A

Fast Track Solutions, Inc.	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director	3/23/2021	None	N/A	N/A

ITEM 6. EXECUTIVE COMPENSATION

Jeffrey DeNunzio, our sole officer and director does not and has not received any compensation for his services rendered to our company since inception, nor has he received such compensation in the past. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Our sole officer and director intends to devote no more than five (5) hours a week to our affairs.

Mr. DeNunzio will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table shows for the year ended March 31, 2021, the compensation awarded (earned) or paid by us to our named executive officers, current majority shareholders, related parties, or those acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey DeNunzio, Sole Officer and Director	March 31, 2021	—	—	—	—	—	—	—	—

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 26, 2021, Jeffrey DeNunzio was appointed the sole Officer and Director of the Company.

The Company was created for the sole purpose of participating in a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were Ambient Water Corporation (“AWGI” or “Predecessor”), Catapult Solutions, Inc. (“Successor”), and Catapult Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the anticipated Reorganization.

Catapult Solutions, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Catapult Solutions, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Catapult Solutions, Inc. became a wholly owned direct subsidiary of Ambient Water Corporation and Merger Sub became a wholly owned and direct subsidiary of Catapult Solutions, Inc.

Pursuant to the above, on April 23, 2021, Ambient Water Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on April 28, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Catapult Solutions, Inc.’s (“Successors”) common stock.

On February 25, 2021, Ambient Water Corporation issued 10,000 shares of our Series Z Preferred Shares (which have voting rights whereby every one share of Series Z Preferred Stock has voting rights equal to one million shares of common stock) to CRS Consulting, LLC., a Wyoming LLC in exchange for developing the Company’s business plan and related services. The foregoing shares were automatically converted into an equivalent amount of shares in the Company on April 28, 2021, the effective date of the holding company reorganization, pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250.

CRS Consulting, LLC is our controlling shareholder and is controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody.

The above issuance was pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. No monies were paid for the aforementioned shares.

Catapult Solutions, Inc., as successor issuer to Ambient Water Corporation, continued to trade in the OTC MarketPlace under the previous ticker symbol “AWGI” until the new ticker symbol “CPSL” for the Company was released into the OTC MarketPlace on April 30, 2021. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 14903C102.

Concurrently, with the reorganization mentioned above, the Company cancelled all of its stock held in Ambient Water Corporation resulting in Catapult Solutions, Inc. becoming a stand-alone company.

The Company believes that our 2021 Holding Company Reorganization did not involve a sale of our common stock since the 2021 Reorganization occurred without soliciting or obtaining the vote or consent of the Company’s stockholders. Furthermore, the shareholders were not entitled to dissenters’ appraisal rights; the Company shareholders received the securities of the same class evidencing the same proportion; the securities were issued as a reorganization of the Company into a holding company structure.

On April 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock held in Ambient Water Corporation resulting in Ambient Water Corporation as a stand alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with Ambient Water Corporation after the subsequent restructuring. Jeffrey DeNunzio, the Director of Ambient Water Corporation, did not discover any assets of Ambient Water Corporation from the time he was appointed Director until the completion of the Holding Company Reorganization and subsequent separation of Ambient Water Corporation as a stand-alone company.

Given that the former business plan and objectives of Ambient Water Corporation and the present day business plan and objectives of Catapult Solutions, Inc. substantially differ from one another, we conducted the corporate separation with Ambient Water Corporation on the same day that the company, Catapult Solutions, Inc., adopted its present day blank check business plan in order to avoid any shareholder confusion. The former business plan of Ambient Water Corporation (the design and sale of Atmospheric Water Generation products) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Catapult Solutions, Inc., and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of Ambient Water Corporation are now the shareholders of Catapult Solutions, Inc. and have the opportunity to benefit in the event of a business combination with another company.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of the date of this report, the Company had not yet commenced any such operations.

Currently, CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody, is our controlling shareholder, owning 10,000 shares of Series Z preferred stock. Series Z Preferred Stock has no conversion rights to any other class, and every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock.

We utilize the office space and equipment of our management at no cost.

The Company’s sole officer and director, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $3,750 during the year ended March 31, 2021. The $3,750 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “CPSL”.

(b) Holders.

As of the date of this filing, our controlling shareholder, CRS Consulting, LLC., holds an aggregate of 10,000 shares of our Series Z Preferred Stock. Series Z Preferred stock is non-convertible and has voting rights whereby every one share of Series Z Preferred Stock has the equivalent voting power of one million shares of common stock. Currently, we have 2,315,276,582 shares of common stock issued and outstanding and 10,000 shares of Series Z preferred stock issued and outstanding.

As of the date of this report, there are approximately 176 shareholders of record of our common stock and 1 shareholder of record of our preferred stock.

(c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

The Company believes that the Reorganization, deemed effective on April 28, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.”

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 2,420,000,000 shares of capital stock, of which 2,400,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.0001 per share (the Preferred Stock) of which 10,000 shares are designated as Series Z Preferred Stock, $0.0001 par value each. As of of the date of this registration statement, 2,315,276,582 shares of Common Stock and 10,000 shares of Preferred Stock were issued and outstanding.

Common Stock

All shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

Of the 20,000,000 shares of preferred stock, 10,000 shares are designated as Series Z Preferred Stock, $0.0001 par value each. Series Z Preferred stock pay no dividends, have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Catapult Solutions, Inc.

Index to Audited Financial Statements

Page*

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet as of March 31, 2021	F-2

Statement of Operations for the Period February 26, 2021 (Inception) to March 31, 2021	F-3

Statement of Changes in Stockholder (Deficit) for the Period February 26, 2021 (Inception) to March 31, 2021	F-4

Statement of Cash Flows for the Period from February 26, 2021 (Inception) to March 31, 2021	F-5

Notes to Audited Financial Statements	F-6 to F-9

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Catapult Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Catapult Solutions, Inc. (the "Company") as of March 31, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period February 26, 2021 (Inception) through March 31, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the results of its operations and its cash flows for the period February 26, 2021 (Inception) through March 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

May 3, 2021

Catapult Solutions, Inc.

Balance Sheet

(Audited)

March 31, 2021

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued Expenses	$3,750

TOTAL LIABILITIES	$3,750

Stockholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of March 31, 2021)	-
Common stock ($.0001 par value, 2,400,000,000 shares authorized, none issued and outstanding as of March 31, 2021)	-
Additional paid-in capital	2,010
Accumulated deficit	(5,760)
Total Stockholders’ Equity (Deficit)	(3,750)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these audited financial statements.

Catapult Solutions, Inc. Statement of Operations (Audited)
For the period February 26, 2021 (Inception) to March 31, 2021

Operating expenses

General and administrative expenses	$5,760
Total operating expenses	5,760

Net loss	$(5,760)

Basic and Diluted net loss per common share	$-

Weighted average number of common shares outstanding - Basic and Diluted	-

The accompanying notes are an integral part of these audited financial statements.

 Catapult Solutions, Inc.

Statement of Changes in Stockholder (Deficit)

For the Period February 26, 2021 (Inception) to March 31, 2021

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, February 26, 2021	-	$-	$-	$-	$-

Expenses paid on behalf of the Company and contributed to capital	-	-	2,010	-	2,010
Net loss	-	-		(5,760)	(5,760)
Balances, March 31, 2021	$-	$-	$2,010	$(5,760)	$(3,750)

The accompanying notes are an integral part of these audited financial statements.

Catapult Solutions, Inc.

Statement of Cash Flows

(Audited)

For the Period February 26, 2021 (Inception) to March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,760)
Changes in current assets and liabilities:
Accrued expenses	3,750
Net cash used in operating activities	(2,010)

CASH FLOWS FROM FINANCING ACTIVITIES
Expenses contributed to capital	$2,010
Net cash used in financing activities	2,010

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these audited financial statements.

Catapult Solutions, Inc.

Notes to Audited Financial Statements

Note 1 – Organization and Description of Business

Catapult Solutions, Inc. (we, us, our, or the "Company") was incorporated by Jeffrey DeNunzio on February 26, 2021 in the State of Nevada.

On February 26, 2021, Jeffrey DeNunzio was appointed Chief Executive Officer, Chief Financial Officer, and Director of Catapult Solutions, Inc.

As of the date of this report, the Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of March 31, 2021, the Company had not yet commenced any material operations.

The Company has elected March 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2021 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of March 31, 2021.

The Company’s stock based compensation for the period ended March 31, 2021 was $0.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of March 31, 2021, the Company has incurred a net loss of approximately $5,760 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $1,210 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance. Given our inception on February 26, 2021, and our fiscal year end of March 31, 2021, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2021.

Note 6 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. There were no shares issued and outstanding as of March 31, 2021.

Common Stock

The authorized common stock of the Company consists of 2,400,000,000 shares with a par value of $0.0001. There were no shares of common stock issued and outstanding as of March 31, 2021.

Additional Paid-In Capital

The Company’s sole officer and director, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $2,010 during the year ended March 31, 2021.

The $2,010 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Note 7 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 – Subsequent Events

The Company was created for the sole purpose of participating in a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were Ambient Water Corporation (“AWGI” or “Predecessor”), Catapult Solutions, Inc. (“Successor”), and Catapult Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the anticipated Reorganization.

Catapult Solutions, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Catapult Solutions, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Catapult Solutions, Inc. became a wholly owned direct subsidiary of Ambient Water Corporation and Merger Sub became a wholly owned and direct subsidiary of Catapult Solutions, Inc.

Pursuant to the above, on April 23, 2021, Ambient Water Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on April 28, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Catapult Solutions, Inc.’s (“Successors”) common stock.

Catapult Solutions, Inc., as successor issuer to Ambient Water Corporation, continued to trade in the OTC MarketPlace under the previous ticker symbol “AWGI” until the new ticker symbol “CPSL” for the Company was released into the OTC MarketPlace on April 30, 2021. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 14903C102.

Concurrently, with the reorganization mentioned above, the Company cancelled all of its stock held in Ambient Water Corporation resulting in Catapult Solutions, Inc. becoming a stand-alone company.

On April 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock held in Ambient Water Corporation resulting in Ambient Water Corporation also as a stand alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with Ambient Water Corporation after the subsequent restructuring. Jeffrey DeNunzio, the Director of Ambient Water Corporation, did not discover any assets of Ambient Water Corporation from the time he was appointed Director until the completion of the Holding Company Reorganization and subsequent separation of Ambient Water Corporation as a stand-alone company.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 15.

Exhibits

Exhibit Number	Description
3.1		Certificate of Incorporation*
3.2		By-Laws*
10.1		Agreement and Plan of Merger*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 28, 2021	Catapult Solutions, Inc.

	By:	/s/ Jeffrey DeNunzio
Name: Jeffrey DeNunzio
Title: President and CEO